Exhibit 10.3

Credit Facility 001

RMB Credit Facility Contract

Credit Facility 001

RMB Credit Facility Contract

Contract No.: JMWD [2010] No. 011

Loan category: Industrial working capital loan

Borrower (Party A): China Xingyong Carbon Co., Ltd.

Domicile: Xiyuwai, Yuguan Town, Xinghe County             `                Postal code: 013650

Legal representative (principal officer): Jin Dengyong

Fax: 0474-7209786                                                                                                    Tel: 0474-7209786

Lender (Party B): China Construction Bank Co., Ltd. Ulanqab Branch

Domicile: 110 Minjian Road, Jining District                                                                                                Postal code: 012000

Principal officer: Gao Wenxiang

Fax: 0474-8225116                                                                     Tel: 8261118

Party A applies to Party B for credit facility, and Party B agrees to grant Party A such credit facility. Upon consultation in accordance with applicable laws and regulations, both parties hereto agree as follows:
Article 1 Credit Facility
Party A hereby applies for credit facility in the amount of (amount in words) RMB forty million Yuan only.
Article 2 Utilization of Credit Facility
Party A shall use the loan for purchasing raw materials, and without written consent of Party B, shall not use it for any other purpose.
Article 3 Loan Term
The loan term shall be twelve months, commencing on 6 September 2010 and ending on 5 September 2011.
Where the commencement date of loan term is inconsistent with the date indicated on the loan re-deposit voucher (“loan certificate”, the same hereinunder), the actual advance date indicated on the loan re-deposit voucher for the first advance shall prevail, and the maturity date specified in paragraph 1 of this Article shall be adjusted accordingly.
Loan re-deposit vouchers form part of this Contract and have the same legal effect with this Contract.
Article 4 Loan Rate, Penalty Interest Rate, Interest Calculation and Settlement
1. Loan rate
The loan rate hereunder shall be annual rate and Item (1) of the following:
(1) Fixed interest rate, i.e. 5.31%, which shall remain unchanged within the loan term.
(2) Fixed interest rate, i.e. this place is this place is left blank intentionally % this place is this place is left blank intentionally       (above/below) benchmark interest rate on the interest commencement date, which shall remain unchanged within the loan term;
(3) Floating interest rate, i.e. this place is left blank intentionally      %  this place is left blank intentionally (above/below) benchmark interest rate on the interest commencement date, which is subject to adjustment based on benchmark interest rate on the interest adjustment date and the above upward/downward floating percentage every month during the interest commencement date and the date of full settlement of principals and interest hereunder. The interest adjustment date shall be the date corresponding to the interest commencement date in the month for interest adjustment; if no corresponding date exists in the month for interest adjustment, the last day of such month shall be the interest adjustment date.
2. Penalty Interest Rate
 (1) If Party A does not use the loan amount hereunder for purposes as agreed (“Misappropriation”), the penalty interest rate on such loan amount shall be 100% above the loan rate. If the loan rate is adjusted according to Article 4.1 (3) hereof, the penalty interest rate shall be adjusted in accordance with the adjusted loan rate and the aforesaid upward floating percentage.

 (2) The penalty interest rate on overdue loan amount shall be 50% above the loan rate. If the loan rate is adjusted according to Article 4.1 (3) hereof, the penalty interest rate shall be adjusted in accordance with the adjusted loan rate and the aforesaid upward floating percentage.
 (3) If overdue payment and Misappropriation occur concurrently, the penalty interest shall be calculated and compounded in accordance with the higher of the two aforesaid penalty interest rates.
3. The interest commencement date provided in Article 4 refers to the date on which the first advance has been deposited into the bank account designated by Party A.
When initial advance is made hereunder, the benchmark interest rate provided herein means the loan rate quoted by the People’s Bank of China (“the PBOC”) for loans with the same tenor and within the same category on the interest commencement date; when the loan rate is adjusted in accordance with aforesaid provisions, the benchmark interest rate provided herein means the loan rate quoted by the PBOC for loans with the same tenor and within the same category on the interest adjustment date. If the PBOC no longer publishes such loan rate, the benchmark interest rate shall mean, unless otherwise agreed between the parties, the loan rate with the same tenor and within the same category generally accepted by the banking industry or the loan rate prevailing for a loan with the same tenor and within the same category on the interest adjustment date.
4. The loan interest shall commence to accrue as of the date when the proceeds of such loan have been deposited into the bank account designated by Party A. Interest on the loan hereunder shall be computed daily with the daily loan rate equal to 1/360 of the annual loan rate. If Party A fails to pay interest on the interest settlement date as provided herein, the interest shall be compounded as of the date immediately following the applicable interest settlement date.
5. Interest Settlement
 (1) For a loan subject to fixed interest rate, the interest accrued thereon shall be calculated in accordance with the agreed fixed interest rate. For a loan subject to floating interest rate, the interest accrued thereon shall be calculated in accordance with the loan rate determined for each loan rate floating period. If the loan rate has been adjusted more than once during a single interest settlement period, the interest during each loan rate floating period shall be calculated first and the total interest accrued during such interest settlement period shall be the aggregate amount of all the interest accrued during each interest rate floating periods within such interest settlement period.
 (2) The interest accrued on the loan hereunder shall be settled in accordance with Item (ii) of the following:

(i) On a monthly basis and the interest settlement date shall be the 20th day of each month;
(ii) On a quarterly basis and the interest settlement date shall be the 20th day of the last month of the relevant quarter;
(iii) Other method: this place is left blank intentionally.
Article 5 Advance and Drawdown
1. Conditions Precedent to Advance
Subject to a full or partial waiver by Party B, Party B shall not be obligated to advance any loan unless the following conditions precedent to advance continuously remain satisfied:
 (i) Party A has completed all the approval, registration, delivery, insurance and other statutory formalities in relation to the loan hereunder;
 (ii) Where a security is established for the Contract, the security satisfactory to Party B has become and remains effective;
 (iii) Party A has opened bank accounts for drawdown and repayment purposes as per Party B’s requirement;
 (iv) Party A has not triggered any event of default hereunder or any event that may adversely impact the safety of Party B’s rights as a creditor;
 (v) The advance to be made by Party B hereunder is not prohibited or restricted by any law, regulation, rule or competent authority; and
 (vi) Other conditions ___________________________________

 This place is left blank intentionally                                    This place is left blank intentionally
2. Drawdown Schedule
Drawdown schedule shall be determined by way of the following Item 1:
(1) The drawdown schedule is as follows:
(i) Amount: RMB 40,000,000.00 Yuan on 6 September 2010
(ii) Amount:   on    DD  MM     YYYY
(iii) Amount:   on    DD  MM     YYYY
(iv) Amount:   on    DD  MM     YYYY
(v) Amount:   on    DD  MM     YYYY
(vi) Amount:   on    DD  MM     YYYY

(2) This place is left blank intentionally.
3. Party A shall draw the loan in accordance with Article 5.2, and without written consent of Party B, Party A shall not bring forward, postpone or cancel any drawdown.
4. Where Party A draws the loan in installments, the loan maturity date shall nevertheless be determined in accordance with Article 3 hereof.

Article 6 Repayment
1. Principles for Repayment
Party A shall repay the loan hereunder on the following principles:
Party B has the right to apply Party A’s repayment first towards payment of any expense which shall be borne by Party A as provided hereunder but has been advanced by Party B and the expenses incurred by Party B for realizing its creditor’s rights. Party B shall apply the balance of such repayment in the order of interest first and principal later adhering to the principle that the interest shall be fully repaid concurrently with the full repayment of principal amounts. For any loan of which the principal has become due but unpaid for more than ninety days, or any loan on which the interest has become due but unpaid for more than ninety days, or any loan otherwise provided by the laws, regulations or rules, Party B may first apply Party A’s repayment towards the aforesaid expenses. Then Party B may apply the balance of such repayment towards payment in the order of principal first and interest later.
2. Payment of Interest
Party A shall pay due interest to Party B on the interest settlement date. The first interest payment date shall be the first interest settlement date after the advance of the loan. All the interest and principal amounts outstanding shall be paid in full on the last repayment date.
3. Schedule for Principal Repayment
The schedule for principal repayment shall be determined by way of the following Item 1:
(1) Schedule for principal repayment is as follows:
(i) Amount: RMB 40,000,000.00 Yuan on 5 September 2011
(ii) Amount:  on    DD  MM     YY
(iii) Amount:  on    DD  MM     YY
(iv) Amount:  on    DD  MM     YY
(v) Amount:  on    DD  MM     YY
(vi) Amount:  on    DD  MM     YY

    (2) This place is left blank intentionally.

4. Repayment Method
Party A shall deposit sufficient amount into its bank account with Party B before the repayment date provided herein and transfer such amount to repay the loan (Party B may also debit such account for loan repayment), or transfer such amount from another bank account of Party A to repay the loan.
5. Prepayment
Party A may prepay the principal in full or in part upon approval by Party B of a written application submitted to Party B ten working days in advance.
The interest accrued on the principal to be prepaid shall be calculated on the basis of the actual number of days lapsed and the loan rate provided herein.
Where Party B approves the prepayment by Party A, Party B is entitled to break cost which shall be determined in accordance with Item 2 of the following methods:
1. Break cost = amount of the principal prepaid × number of months remaining until the scheduled repayment date (“Remaining Period”) This place is left blank intentionally %; provided, however, that the part of the Remaining Period that falls short of a month shall count as a full month.
2. To be determined based on actual conditions.
Where Party A is obligated to repay the loan in installments, if it prepays part of the principal, the prepaid amount shall be applied in the reverse order of the repayment schedule. After partial prepayment, the outstanding loan shall still be subject to the loan rate provided herein.
Article 7 Party A’s Rights and Obligations
1 Party A has the rights to:
(1) Apply to Party B for drawing the loan in accordance herewith;
(2) Utilize the loans for the purposes provided herein;
(3) Apply to Party B for loan rollover, provided that Party A satisfies Party B’s conditions;
(4) Require Party B to keep confidential the relevant financial information, and production and operation related trade secrets furnished by Party A except as otherwise required by laws, regulations and rules, or by competent authorities, or as otherwise agreed between both parties hereto;
(5) Reject Party B or its employees asking for bribe; it has the right to lodge complaint with the competent authority about such misconduct and any other act of Party B that may violate laws and regulations relating to loan rates and service charges.
2. Party A’s Obligations
(1) Party A shall draw the loan and repay the principal and interest in full and bear the expenses and fees in accordance with this Contract;
(2) Party A shall provide its financial and accounting data as well as its production and operating information at the request of Party B, and among other things, on or before the first ten   working day of the first month of each quarter, Party A shall furnish Party B with the balance sheet and the profit and loss statement (or the income and expenditure statement, if Party A is a public institution) as at the end of the preceding quarter, and shall furnish Party B with the cash flow statement for the year at the end of each year in a timely fashion. Party A shall be responsible for the authenticity, completeness and validity of the information it provides, and shall not provide any false information or conceal any material fact with respect to its financial and operation status;

(3) In case of any change in Party A’s name, legal representative (or principal officer), domicile, business scope, registered capital, articles of association or any other registration with industrial and commercial authority, Party A shall notify Party B in writing of the same and provide relevant documents within ten working days thereafter;
(4) Party A shall utilize the loan for the purpose provided herein, and shall not misappropriate the loan, or utilize the loan to carry out any transactions in violation of laws and regulations. Party A shall cooperate with Party B in its inspection of Party A’s manufacturing, operating and financial activities and utilization of the loan hereunder. Party A shall not try to evade its repayment obligations to Party B by means of withdrawing capital it has injected, transferring assets or entering into related-party transactions. Further, Party A shall not attempt to obtain loans or credit facilities from Party B by using dummy contracts with its related parties or by pledging such rights as notes receivable or accounts receivable without actual underlying transactions or by applying to Party B for discounting the same;
(5) Party A shall comply with state regulations on environmental protection, where the loan hereunder shall be utilized for manufacturing or project construction;
(6) Without Party B’s consent, Party A shall not provide security for any third person with any asset acquired by utilizing the loan hereunder before full repayment of the principal and interest accrued thereon;
(7) If Party A qualifies as a group customer, it shall promptly report to Party B any related-party transactions involving more than 10% of Party A’s net assets, including (1) the relationship between parties to such transaction; (2) the transaction and its nature; (3) the transaction amount or the relevant ratio; and (4) pricing policy (also applicable to the transactions with no price or merely nominal price);
(8) If the loan available hereunder is for fixed assets or project financing, Party A shall ensure that the proposed project has been approved by competent governmental authorities, there be nothing in violation of laws or regulations, the capital or other funds available be fully put in place in accordance with the timetable and proportion as provided, and the project milestone be achieved as scheduled.
Article 8 Party B’s Rights and Obligations
1. Party B is entitled to request Party A to repay the principal, interest accrued thereon and expenses when due. Party B may exercise any other rights hereunder and demand Party A to perform any other obligations hereunder;
2. Party B shall advance the loan as provided herein unless the delay in advancing the loan is caused by any reason attributable to Party A or any other reason that can not be attributed to Party B.

3. Party B shall keep confidential the relevant financial documents and production and operation related trade secrets furnished by Party A except as otherwise required by the laws, regulations and rules, or by the competent authorities, or as otherwise agreed between the parties hereto;
4. Party B shall not bribe Party A or its employees, nor request any bribe or accept any bribe offered by Party A;
5. Party B shall not engage in any activity in bad faith or detrimental to Party A’s lawful interest.
Article 9 Default and Remedy
1. Event of Default by Party B and Liabilities
(1) If Party B does not advance any loan as provided herein without justifiable reason, Party A may request Party B to advance such loan in accordance herewith;
(2) If Party B charges any interest or fee which is prohibited by laws or regulations, Party A may request Party B to refund such interest or fee charged.
2. Event of Default by Party A
(1) Party A breaches any statutory obligation or any contractual obligation hereunder;
(2) Party A has repudiated any of its obligations hereunder expressly or by its conduct.
3. Events that may Adversely Impact Creditor’s Rights
(1) The occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights hereunder: contracting, trustee (receiver) appointed, lease, shareholding restructuring, decrease in its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change in controlling shareholder/effective controller, transfer of material assets, suspension of production or operation, significant penalty imposed by competent authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties;
(2) The occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights: Party A fails to repay any other due debts, including such debts owed to any other branch or organization of China Construction Bank or to any other third party; Party A transfers assets at a low price or for free; Party A relieves or waives any debt of a third party; Party A omits to exercise its creditor’s rights or any other rights; or Party A provides security for a third party;

(3) Party A’s shareholder manipulates the independence status of Party A as a legal person or the limited liability status of the shareholder in order to evade debts, and Party B believes this manipulation may adversely impact the safety of its creditor’s rights;
(4) Any of the conditions precedent to advancing the loan has not been satisfied continuously;
(5) The occurrence of any of the following events upon the guarantor which Party B believes may adversely impact the safety of its creditor’s rights:
1. The guarantor breaches any provision of the guarantee contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;
2. Contracting, trustee (receiver) appointed, lease, shareholding restructuring, decrease in its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change in controlling shareholder/effective controller, transfer of material assets, suspension of production or operation, significant penalty imposed by competent authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer’s inability to perform their duties, which may adversely impact its capability as a guarantor;
3. Other events in which the guarantor has lost or may lose its capability as a guarantor;
(6) The occurrence of any of the following events in relation to the mortgage or pledge which Party B believes may adversely impact its creditor’s rights:
1. The mortgaged or pledged property is damaged, destroyed or decreased in value as a result of third-party behavior, or of requisition, confiscation, eminent domain ,revocation or redevelopment and relocation by the government, or of market change or any other reason;
2. The mortgaged or pledged property has been seized, impounded, frozen, transferred, put on lien, sold by auction or subject to custody of administrative authorities, or a dispute has arisen over the ownership of the mortgaged or pledged property;
3. The mortgagor or pledgor breaches any provision of the mortgage/pledge contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;
4. Other events that may endanger Party B’s rights in relation to the mortgage or pledge;
(7). The security is not effected, becomes ineffective or invalid, or is rescinded or terminated, or the guarantor defaults or repudiates its obligations expressly or by conduct, or the guarantor has lost its capability to perform its obligations as a guarantor in whole or in part, or the value of the collateral decreases, which Party B believes may adversely impact the safety of its creditor’s rights; or

(8) Other events which Party B believes may adversely impact the safety of its creditor’s rights.
4. Party B’s Remedies
Upon Occurrence of any event specified in Article 9.2 or 9.3 hereof, Party B may exercise one or more of the following rights:
(1) To stop advancing the loans;
(2) To declare the loan immediately due and payable, and request Party A to repay immediately all principals, interests and fees due and undue hereunder;
(3) Where Party A fails to draw the loan in accordance herewith, Party B is entitled to request Party A to pay breach penalty at 1% of the loan amount which is not drawn in accordance herewith, and to reject Party A’s drawing any unused loan amount hereunder;
(4) If Party A utilizes any part of the loan for any purpose other than as provided herein, interest on the misappropriated amount shall be calculated and compounded for the period from the date of the misappropriation to the date when all the principal and interest have been fully paid in accordance with the relevant penalty interest rate and the interest settlement method as provided herein;
(5) If any principal is overdue, the interest on such principal and on any overdue interest (including whole or part of the principal and interest which has been accelerated), shall be calculated and compounded for the period from the date such loan becomes overdue to the date when all the principal and interest have been fully paid, in accordance with the relevant penalty interest rate and the interest settlement method as provided herein; “Overdue” herein means that Party A fails to repay the loans on the repayment date or, in case of repayment in installments, fails to repay the relevant loans in accordance with the repayment schedule as provided herein.
Before any principal matures, the overdue interest shall be compounded in accordance with the loan rate and the interest settlement method as provided herein;
(6) Other remedies, including but not limited to:
1. To debit Party A’s RMB or FCY accounts with China Construction Bank for corresponding amount without prior notice to Party A;
    2. To enforce the security right;
3. To request Party A to provide new security satisfactory to Party B for Party A’s debts hereunder;
4. To terminate the Contract.
Article 10 Miscellaneous
1. Cost Allocation
Unless otherwise agreed by the parties hereto, the expenses arising from legal service, insurance, valuation/appraisal, registration, custody, authentication and notarization in connection with the Contract or the security hereunder shall be borne by Party A.

All the expenses incurred by Party B regarding realization of its creditor’s rights, including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement expenses, valuation/appraisal fees, auction fees, notary fees, service fees, public announcement costs, attorney’s fees, etc, shall be borne by Party A.
2. Use of Party A’s Information
Party A agrees that Party B is entitled to inquire about Party A’s credit status with the Credit Database or relevant authorities established or approved by the People’s Bank of China and the Credit Reference Agency, and that Party B is entitled to provide Party A’s information to such Credit Database. Party A further agrees that Party B may reasonably use and disclose Party A’s information for business purpose.
3. Collection by Public Announcement
In the event that Party A fails to punctually repay any principal or interest or breaches any other contractual obligations hereunder, Party B is entitled to report to relevant authorities and demand repayments by means of public announcement via press.
4. Party B’s Records as Evidence
Unless there is reliable and definitive evidence to the contrary, Party B’s internal records of principal, interest, expenses and repayment, the receipts, vouchers made or retained by Party B during the course of drawdown, repayment and interest payment, and records and vouchers relating to the collections by Party B shall constitute valid evidence of the creditor-debtor relationship between the two parties. Party A shall not raise any objection merely on the grounds that the above records, receipts, vouchers are made or retained by Party B.
5. No Waiver
Party B’s rights hereunder shall not prejudice or exclude any other rights Party B is entitled to under applicable laws, regulations and other contracts. No forbearance, extension of time limit, preferential treatment or delay in exercising any right hereunder shall be deemed to constitute a waiver of rights and interest hereunder or permit or recognition of any breach of the Contract, nor shall it restrict, prevent or interfere with the continuous exercise of such right at a later time or any other right, nor shall the foregoing cause Party B to be liable in any way to Party A.
6. If Party A owes Party B any other due and payable debts in addition to the debts hereunder, Party B may debit any of Party A’s RMB or FCY account with China Construction Bank and may choose to repay any of the due and payable debts in the order it deems appropriate. Party A agrees not to raise any objection with respect thereto.
7. In the event of any change in its address or other contact information, Party A shall promptly notify Party B of such change in writing. Party A shall be liable for any loss caused by its failure of giving prompt notice of such change in a timely manner.

8. Direct Debit
Party B is entitled to debit, without prior notice to Party A, any RMB or FCY account of Party A with China Construction Bank to pay all amounts payable hereunder. Party A shall assist Party B in completing any formalities for foreign exchange settlement, purchase and sale, and Party A shall bear the exchange rate risk.
9. Dispute Resolution
Any dispute arising from the performance of the Contract may be settled by consultation. If the dispute can not be resolved through consultation, such dispute shall be resolved through the means indicated in the following Item 1:
1. Resorting to the People’s court within the jurisdiction where Party B is located.
2. Resorting to     this place is left blank intentionally    Arbitration Committee for arbitration at     this place is left blank intentionally   [place of arbitration] in accordance with the then prevailing arbitration rules. The arbitration award shall be final and binding on both Party A and Party B.
The provisions hereunder not subject to the dispute shall remain enforceable during the process of litigation or arbitration.
10. Effectiveness of the Contract
The Contract shall become effective when the legal representative (principal officer) or authorized representative of Party A affixes his/her signature and Party A’s seal hereto, and when the principal officer or authorized representative of Party B affixes his/her signature and Party A’s seal hereto.
11. The Contract shall be executed in sextuplicate.
12. Other Agreed Matters
(1) This place is this place is left blank intentionally   ;
(2) This place is this place is left blank intentionally   ;
(3) This place is this place is left blank intentionally   ;
(4) This place is this place is left blank intentionally   ;
Article 10 Representations
1. Party A clearly understands the business scope and authorization limit of Party B.
2. Party A has read the Contract in full. Party B, at Party A’s request, has explained relevant terms of the Contract, and Party A is fully aware of and understands their meanings and corresponding legal consequences.
3. The execution and performance of the Contract by Party A is in compliance with laws, administrative regulations, rules and Party A’s articles of association (or its other internal constitutional documents), and has been approved by its internal competent organization and/or the competent governmental authorities.

Party A (Seal): Legal representative (principal officer) or authorized representative (Signature): Date: 6 September 2010

Party B (Seal): Principal Officer or authorized representative (Signature): Date: 6 September 2010